                                                                    EXHIBIT 10.2

                            INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this "Agreement") is made as of March 20, 2000, (the "Effective Date") by and between Global Payments Inc., a Georgia corporation (the "Company") and Canadian Imperial Bank of Commerce, a bank governed by the Bank Act (Canada) as amended from time to time ("Bank").

      WHEREAS, National Data Payment Systems, Inc., a New York corporation ("NDPS") and Bank are parties to that certain Asset Purchase Agreement, dated as of November 9, 2000 (the "Asset Purchase Agreement"), whereby, among other matters, Bank agreed to sell, and NDPS agreed to purchase, the Assets Sold (as such term is defined in the Asset Purchase Agreement);

      WHEREAS, the Company and Bank are parties to that certain Stock Purchase Agreement, dated as of November 9, 2000 (the "Stock Purchase Agreement"), whereby, among other matters, the Company agreed to sell and Bank agreed to purchase, concurrently with the transactions contemplated by the Asset Purchase Agreement, certain shares of common stock of the Company;

      WHEREAS, the Company has succeeded to all the business, assets and liabilities of the eCommerce operations of National Data Corporation, a Delaware corporation ("NDC"), pursuant to a Distribution Agreement, dated as of January 31, 2001, between NDC and the Company (the "Distribution Agreement");

      WHEREAS, pursuant to the Distribution Agreement, NDPS is a wholly owned Subsidiary of the Company;

      WHEREAS, the Stock Purchase Agreement requires, as a condition to closing, that the parties hereto enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement. The following terms shall have the following meanings:

            "Acquisition Restrictions" means, collectively, the provisions of
Section 3.1.

            "Affiliate" means, with respect to the Person specified, a Person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, provided, however, that solely for purposes of this Agreement, neither the Company nor any of its Subsidiaries or Affiliates shall be deemed to be a Subsidiary or Affiliate of Bank solely by virtue of Bank's ownership of Shares or the election of directors nominated by it to the Board pursuant to Section 5.1, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement.

            "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares with another Person (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Subsidiaries or any Group of which such Person or any such Subsidiary is or becomes a member.

            "Board" means the Board of Directors of the Company.

            "Common Stock" means shares of the common stock, without par value, of the Company.

            "Demand Party" means (a) Bank or (b) any other Holder or Holders that may become an assignee of Bank's rights hereunder in accordance with
Section 4.8 hereof, provided that to constitute a Demand Party under clause (b), a Holder or Holders must either individually or in the aggregate with all other Holders with whom it is acting together to demand registration Beneficially Own at least 25% of the total number of Registrable Securities outstanding at the time of such demand.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended (or any successor statute).

            "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

            "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

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

            "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            "Holder" means any Person, including Bank, owning or having the right to acquire Registrable Securities, including any assignee thereof in accordance with Section 4.8 hereof.

            "Marketing Alliance Agreement" means the marketing alliance agreement, dated as of the date hereof, by and between Bank and NDPS, as the same may be supplemented, modified or amended from time to time.

            "Permitted Third Party Transfer Date" means the date that is the earlier of (a) six months after termination of the Marketing Alliance Agreement or (b) three years after the date hereof.

            "Person" means a natural person, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or any Group comprised of two or more of the foregoing.

            "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness with respect to such registration statement or document.

            "Registrable Securities" means (i) the Common Stock issued pursuant to the Stock Purchase Agreement and with respect to which the restrictions on transfer provided in Section 2.1 have lapsed as provided in Section 2.2 or
Section 2.3, (ii) any other shares of Common Stock acquired after the date of this Agreement by Bank or any of its Subsidiaries as permitted by the terms hereof, and (iii) any security of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Person in a transaction in which its rights under this Agreement are not assigned. Notwithstanding the foregoing, securities shall cease to be Registrable Securities when (i) such securities shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any U.S. state securities or blue sky law then in force or
(iv) such securities shall have ceased to be outstanding.

            "Regulatory Transfer Date" shall have the meaning set forth in
Section 2.3.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or under any successor statute).

            "Shares" shall have the meaning set forth in Section 2.1.

            "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

            "Third Party" means a Person who is not an Affiliate of Bank or any of its Affiliates and includes any Group, other than a Group that includes Bank or any of its Affiliates as a member.

            "Transfer" shall have the meaning set forth in Section 2.1.

            "Voting Securities" means at any time (i) shares of any class of capital stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and (ii) securities of the Company convertible into, or exchangeable or exercisable for, such Voting Securities, and options, warrants or other rights to acquire such Voting Securities (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible).

                                   SECTION 2

                        RESTRICTION ON TRANSFER OF SHARES

     2.1. GENERAL. During the period commencing on the date hereof and ending on the Permitted Third Party Transfer Date, Bank agrees that, except as set forth in Section 2.2 and except as the Company may otherwise agree in writing, it shall not, except with the prior written consent of the Company, (i) transfer, sell, donate, pledge or otherwise dispose of ("Transfer"), or consent to any Transfer of, any or all of the shares of Common Stock issued to it pursuant to the Stock Purchase Agreement and any other shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares (the "Shares") or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Shares or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to any or all of such Shares, or (iv) deposit any or all of such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of such Shares;

provided that a merger, consolidation or amalgamation in which Bank or any of its Subsidiaries is a constituent corporation shall not be deemed to be a Transfer of any Shares Beneficially Owned by such Person if the successor or surviving Person of such merger, consolidation or amalgamation, if not Bank or such Subsidiary, expressly assumes all obligations of Bank or such Subsidiary, as the case may be, under this Agreement; and, provided, further, that nothing in this Section 2.1 shall be construed to limit the brokerage, trading, market making, investment management, fiduciary or other banking activities of Bank or its Affiliates in the ordinary course for their own accounts or the accounts of customers as long as such activities are not conducted for the purpose of seeking to control or influence the management, the Board or the policies of the Company.

     2.2. PERMITTED TRANSFERS. Notwithstanding any provision in Section 2.1 to the contrary:

          (a) Bank and its Subsidiaries may at any time Transfer Shares to any other Subsidiary of Bank which agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto; and

          (b) during the period beginning on the second anniversary of the date hereof and ending on the Permitted Third Party Transfer Date, Bank may Transfer
Shares:

          (i) pursuant to the restrictions of Rule 144 under the Securities Act applicable to sales of securities by Affiliates of an issuer (regardless of whether Bank or its Subsidiaries is deemed at such time to be an Affiliate of the Company); or

          (ii) pursuant to a tender or exchange offer by a Third Party for all outstanding Common Stock that is not rejected by the Board within the time period prescribed by the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     2.3. REGULATORY MATTERS. Notwithstanding any provision herein to the contrary, this Section 2 shall not restrict Bank from Transferring any Shares if required to do so by any order or direction made by the Minister of Finance (Canada) or the Superintendent of Financial Institutions appointed under the Bank Act (Canada) or the United States Federal Reserve Board (the date on which any such order or direction is first issued, the "Regulatory Transfer Date"); provided that unless specifically ordered otherwise by the Minister of Finance (Canada), the Superintendent of Financial Institutions appointed under the Bank Act (Canada) or the U.S. Federal Reserve Board, Bank shall use its Commercially Reasonable Efforts to dispose of its Registrable Securities in a manner that, to the extent practicable under the circumstances, does not unreasonably disrupt the public trading market for the Common Stock.

                                   SECTION 3

                              STANDSTILL AGREEMENT

     3.1. GENERAL. Until the earlier of (A) the fifth anniversary of the date hereof or (B) six months after termination of the Marketing Alliance Agreement (the "Standstill Period"), Bank agrees that, unless specifically authorized in writing by the majority of the Board (excluding any director who is an employee, officer or director of Bank or an Affiliate of Bank or a nominee of any of them), it will not, either directly or indirectly through a representative or otherwise;

          (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect (i) any acquisition of any Voting Securities (or Beneficial Ownership thereof) or a substantial portion of the assets of the Company or any of its Subsidiaries; provided that Bank and its Subsidiaries may acquire Beneficial Ownership of additional Voting Securities as long as Bank does not Beneficially Own, following any such acquisition, more than 29.9% of the aggregate outstanding shares of Common Stock; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its Subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (iv) any "solicitation" of "proxies," as such terms are used in the proxy rules of the Exchange Act, or consents to vote any Voting Securities of the Company,

          (b) form, join or in any way participate in a Group with respect to any Voting Securities of the Company, including, without limitation, for the purpose of acquiring, holding, voting or disposing of Voting Securities,

          (c) except by reason of any employee, officer or director of Bank or an Affiliate of Bank serving on the Board, otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or the policies of the Company;

          (d) take any action which might require the Company under applicable law to make a public announcement regarding any of the types of matters set forth in (a) above,

          (e) enter into any arrangements or agreements with any Third Party with respect to any of the foregoing, or

          (f) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any of the foregoing or this sentence.

          Nothing in this Section shall operate to limit the brokerage, trading, market making, investment management, fiduciary or other banking activities of Bank or its Affiliates in the ordinary course for their own accounts or the accounts of customers as long as such activities are not conducted for the purpose of seeking to control or influence the management, the Board or the policies of the Company.

     3.2. ACQUISITION PURSUANT TO TENDER OR EXCHANGE OFFER. Notwithstanding the Acquisition Restrictions set forth in Section 3.1, Bank may acquire Beneficial Ownership of additional shares of Common Stock by means of a tender or exchange offer for all outstanding shares of Common Stock in the event that either (a) a Third Party commences a bona fide tender or exchange offer that would result in such Third Party acquiring Beneficial Ownership of more than 40% of the outstanding Common Stock and the Board does not both (i) recommend against the tender or exchange offer within the time period prescribed by the Exchange Act and the rules and regulations promulgated by the SEC thereunder and (ii) maintain its Shareholder Protection Rights Agreement (or adopt a shareholders' rights plan of such type if the Company does not then have one in effect) which does not contain an exception from the definition of "Acquiring Person", "Flip-Over Transaction or Event" or similar terms for such Third Party or its Affiliates or (b) a Third Party acquires Beneficial Ownership of 35% or more of the outstanding Common Stock. In addition, (i) the other Acquisition Restrictions set forth in Section 3.1 shall cease to apply to the extent necessary to enable Bank to commence and consummate the tender or exchange offer referred to above, and (ii) the Company shall make any amendments to its shareholder rights plan and take such other actions as Bank may reasonably request in order to permit the commencement and consummation of Bank's tender or exchange offer on the terms proposed. If (x) the foregoing tender or exchange offer referred to in clause (a) shall have been terminated or
(y) the Third Party referred to in clause (b) shall have reduced its Beneficial Ownership below 35% of the outstanding Common Stock, in each case without Bank having made a bona fide tender or exchange offer, then the Acquisition Restrictions shall be reinstated.

                                    SECTION 4

                               REGISTRATION RIGHTS

    4.1.  PIGGYBACK REGISTRATION.

          (a) If at any time after the earlier of (i) the Permitted Third Party Transfer Date or (ii) the Regulatory Transfer Date, during which Registrable Securities are outstanding the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities for the account of either the Company or any of its Affiliates solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration and of such Holder's rights under this Section 4.1. Upon the written request of each Holder given within 30 days after receipt of such notice from the Company, the Company shall, subject to the provisions of Section 4.1(c), cause to be registered under the Securities Act all Registrable Securities that each such Holder has requested to be registered; provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith as provided in Section 4.5).

          (b) Each Holder shall be permitted to withdraw all or part of such Holder's Registrable Securities from a registration pursuant to this Section 4.1 by giving notice of such withdrawal in writing at any time prior to the effective date of the registration statement filed in connection with such registration.

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

     (c) In connection with any offering involving an underwriting of Common Stock, (i) the Company shall not be required under Section 4.1 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or other Persons entitled to select the underwriters), and (ii) if the managing underwriter for such offering advises the Company and the Holders electing to participate in such offering in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being reasonably likely to have an adverse effect on the price or timing of such offering as contemplated by the Company, then the Company will include in such registration,
(A) first, 100% of the securities the Company proposes to sell for its own account, (B) second, to the extent of the number of Registrable Securities requested to be included in such registration, that number of Registrable Securities which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among all the requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any amount thereby allocated to any such Holder that exceeds such Holder's request will be reallocated among the remaining requesting Holders in like manner), and (C) third, any securities requested to be included in such registration by any other Person. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "selling shareholder" and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     4.2. DEMAND REGISTRATION.

          (a) If, at any time after the earlier of (1) the Permitted Third Party Transfer Date or (2) the Regulatory Transfer Date, the Company shall receive from a Demand Party a written request that the Company effect a registration of and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Demand Party, the Company will:

          (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2 if: (A) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any)
          at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000;(B) the Company has already effected one registration in any 12-month period on Form S-1 or three registrations in any 12-month period on Form S-3 for the Holders pursuant to this Section 4.2 that have been declared or ordered effective and that have remained effective for the period specified in Section 4.3(a); (C) the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the reasonable good faith judgment of the Board, such registration, qualification or compliance would materially and adversely affect any pending or proposed acquisition, merger, financing or other material corporate event or transaction or negotiations with respect thereto, and as a result would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 4.2; provided, however, that the Company may not utilize this right more than once in any 12-month period or
          (D) all Holders Beneficially Own less than one percent of the outstanding shares of Common Stock (assuming conversion of all securities of the Company that are convertible, exchangeable or exercisable into Common Stock).

          (b) Promptly upon receipt of any request for a demand registration pursuant to paragraph (a) above (but in no event more than five business days thereafter), the Company shall send written notice of any such request to all other Holders in accordance with Section 6.8, and the Company shall include in such registration all Registrable Securities of any Holder with respect to which the Company has received written request for inclusion therein within 15 days after such notice has been given. All requests made pursuant to this Section 4.2(b) shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders (but in no event more than 60 days thereafter). Registrations effected pursuant to Section 4.1 shall not be counted as registrations effected pursuant to this Section 4.2. A registration requested pursuant to this Section
4.2 will not be deemed to have been effected unless it has become effective and
(i) all the Registrable Securities registered thereunder have been sold or (ii) the registration remains effective for 120 days after it has been declared effective by the SEC; provided that if, within 120 days after it has become effective, the offering of Registrable Securities pursuant to such registration is (A) interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity, or (B) the conditions to closing specified in the underwriting agreement or similar agreement, if any, entered into in connection with the sale of Registrable Securities pursuant to such registration are not satisfied and the closing does not occur by reason of a wrongful act, misrepresentation or breach by the Company, such registration will be deemed not to have been effected.

          (d) If a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering without being reasonably likely to have an adverse effect on the price or timing of such offering of the securities to be registered, then the Company will include in such registration only the Registrable Securities requested by the Holders to be included in such registration. In the event that the number of Registrable Securities requested by the Holders to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all the requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any amount thereby allocated to any such Holder that exceeds such Holder's request will be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above, the Company may include in such registration the securities the Company or other securityholders of the Company propose to sell up to the number of securities that, in the opinion of the underwriter, can be sold without having the adverse effect referred to above.

     4.3. OBLIGATIONS OF THE COMPANY. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC within the applicable time period specified by this Agreement a registration statement with respect to such Registrable Securities and use its Commercially Reasonable Efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or such shorter period as is provided herein;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement for up to 120 days; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel selected pursuant to
Section 4.5 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, such counsel to provide comments to the Company no later than five days after receipt of such documents;

          (c) furnish to each seller of Registrable Securities registered thereby such numbers of copies of a prospectus, including a preliminary prospectus and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use its Commercially Reasonable Efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the sellers of the Registrable Securities registered thereby and perform any and all other acts and things which may be reasonably necessary or advisable to enable each such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not then so qualified or subject;

          (e) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to or in substitution for the provisions of Section 4.7 hereof, and take such other actions as the sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (f) use its Commercially Reasonable Efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (g) as promptly as practicable notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or prospectus in order to comply with the Securities Act or other applicable law and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply with the Securities Act and other applicable laws;

          (h) otherwise use its Commercially Reasonable Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (i) use its Commercially Reasonable Efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of such Registrable Securities shall reasonably request and an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

          (j) make available for inspection at reasonable times and upon reasonable notice by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as is customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering;

          (k) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, if any, as promptly as practicable, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, when the prospectus or any amendment or supplement to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, or of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information (and to furnish such Holders with a copy thereof), and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any actions, suits or proceedings for any of such purposes;

          (l) use its Commercially Reasonable Efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary or final prospectus or suspending any qualification of the Registrable Securities for sale in any jurisdiction and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request at least two Business Days prior to the settlement date of any sale of Registrable Securities;

          (o) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the New York Stock Exchange or such other exchanges on which the Registrable Securities are then listed; and

          (p) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     4.4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities. Other than with respect to any registration request made by Bank, the Company shall have no obligation with respect to any registration requested pursuant to Section 4.2 hereof if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 4.2(a)(ii)(A).

     4.5. EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and brokers' commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 4.1 and
Section 4.2 for each Holder), including (without limitation) all registration, filing, listing and qualification fees, all fees and expenses of complying with securities or blue sky laws (including fees and expenses of counsel in connection with any registration or offering), printers' and accounting fees (including the fees and expenses for a "comfort" letter in connection with an offering of Registrable Securities), fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, shall be borne by the Company. The Holders shall be responsible for all underwriting discounts and brokers' commissions applicable to the Registrable Securities registered for their account pursuant to Sections
4.1 and 4.2.

     4.6. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

     4.7. INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section
4.1 or 4.2, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors and officers or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal and any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability, action or proceeding, as such expenses are incurred; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus which was corrected (and filed with the SEC, to the extent applicable) prior to the sale of Registrable Securities by an Indemnified Party to a Person as to whom it was established that there was not sent or given, at or prior to the written confirmation or other consummation of such sale, a copy of the corrected registration statement, amendment, supplement or prospectus, provided that the Company complied fully and on a timely basis with all of its obligations under
Section 4.3(g) prior to the time of such confirmation or other consummation of sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

          (b) INDEMNIFICATION BY THE SELLER. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4.3, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such Registrable Securities or any underwriter therefor to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) of this Section 4.7), severally and not jointly, the Company, each of its directors, each of its officers who has signed the registration statement or each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its directors, its officers who have signed the registration statement and any such controlling Person, and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.7, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 4.7, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the reasonable judgment of the counsel to the Indemnified Party, having common counsel with an indemnifying party could result in a conflict of interest because of different or additional defenses that may be available to the Indemnified Party, then such Indemnified Party may employ at the indemnifying party's expense separate counsel to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (in addition to local counsel) in such action or group of related actions arising out of the some facts or circumstances. Without the prior consent of the Indemnified Party, no indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation or that imposes any material obligations on the Indemnified Party (other than financial obligations for which the Indemnified Party will be fully indemnified hereunder).

          (d) CONTRIBUTION.

          (i) If the indemnification provided for in this Section 4.7 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which gave rise to such action or liability, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.7(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything in this Section 4.7 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 4.7 to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) NON-EXCLUSIVITY. Indemnification pursuant to this Section 4.7 shall be a non-exclusive remedy, and the obligations of the parties under this
Section 4.7 shall be in addition to any liability which any party may otherwise have to any other party.

          (f) SURVIVAL OF OBLIGATIONS. The obligations of the Company and the Holders under this Section 4.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 and shall survive the termination of this Agreement.

     4.8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by a Holder to (i) any Affiliate of such Holder or (ii) a transferee or assignee of such Holder's Registrable Securities representing at least 5% of the then-outstanding Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee becomes a party to this Agreement. For the purposes of determining the number of shares of

Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a business entity who are affiliates, retired affiliates of such entity (including spouses and ancestors, lineal descendants and siblings of such affiliates or affiliates who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the business entity; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 4.

     4.9. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

          (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as is specified in Section (c)(2) of Rule 144), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC;

          (b) take such action as may be necessary from time to time to enable the Holders to utilize Form S-3 (or any successor form that provides for short-form registration) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the Effective Date; and

          (c) furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the Effective Date), the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     4.10. "MARKET STAND-OFF" AGREEMENT.

          (a) Each Holder hereby agrees with respect to the first two registered primary offerings of Common Stock effected by the Company for its own account after the Effective Date that, during the period of duration (up to, but not exceeding, 120 days, it being understood that the Company will request that such managing underwriter consider in good faith whether to permit a lesser period of time) specified by the managing underwriter for such offering following the effective date of the applicable registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such managing underwriter, directly or indirectly, effect or agree to effect any public sale or distribution, including any short sale, of shares of Common Stock (or any securities convertible into or expressible for shares of Common Stock), other than as part of such underwritten public offering; provided, however, that all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          (b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restrictions) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms that are substantially consistent with the provisions of this Section 4.10.

     4.11. OTHER REGISTRATION RIGHTS. Except with respect to shares of Common Stock issued in connection with acquisitions by the Company that, individually or in the aggregate, do not exceed $20 million in aggregate consideration, if the Company at any time grants to any other holders of its securities any rights to request the Company to effect the registration under the Securities Act of any such securities on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits and the Company shall promptly give notice to the Holders specifying such amendments or supplements.

                                   SECTION 5

                              CORPORATE GOVERNANCE

    5.1.  BOARD OF DIRECTORS.  Bank and the Company hereby agree as follows:

          (a) Bank shall be entitled to nominate two directors to the Board. The first such director will be appointed to the class of directors whose term expires in 2002 and the second such director will be appointed to the class of directors whose term expires in 2003. At the expiration of their respective initial terms in office, the Company shall nominate each of such Bank-nominated directors for reelection with his or her class for reelection to a full three-year term (respectively, the "Full Term"). The Company hereby agrees that, at and in connection with each annual or special meeting of shareholders of the Company at which directors of the Company are to be elected occurring prior to the completion of the applicable Full Term, the Company, the Board and the nominating committee thereof will (i) nominate and recommend to shareholders for election or re-election as part of the management slate of directors such individuals nominated by Bank and (ii) the Company shall use all Commercially Reasonable Efforts to cause the election or re-election of such individuals, including without limitation providing the same type of support for the election of such individuals as directors of the Company as provided by the Company, its directors, its management and its Affiliates to other Persons standing for election as directors of the Company as part of the management slate, in each case to the extent necessary so that each of such Bank-nominated directors is elected to and able to serve his or her applicable Full Term.

          (b) As long as any Bank-nominated director is then serving on the Board pursuant to Section 5.1(a), the Company will use its Commercially Reasonable Efforts to cause each of the audit and compensation committees of the Board, and such other key committees of the Board as the parties shall mutually agree from time to time, to include at least one director designated by Bank, other than under circumstances in which it would be inconsistent with applicable Law (as, for example, in the case of certain special committees of independent directors formed to consider matters relating to Bank).

          (c) The Company shall give such further assurances to Bank, and shall execute, acknowledge and deliver all such other instruments (including without limitation any amendments to its articles of incorporation and by-laws) and take such further action as may be reasonably necessary or appropriate to effectuate the provisions of this Section 5.1.

     5.2. COMPLIANCE WITH BANK REGULATORY MATTERS.

          (i) The Company shall not acquire (A) more than 5% of any class of (1) "voting securities" (as such terms is defined in the U.S. Bank Holding Company Act of 1956, as amended, and the U.S. Federal Reserve Board's regulations thereunder), (B) more than 24.9% of the equity or (C) substantially all the assets of any company or business in the United States, or engage in the United States in any activity other than a Permissible Activity, or acquire any other assets in the United States other than in connection with a Permissible Activity. For purposes of the preceding sentence, a "Permissible Activity" means an activity that is permitted for a bank holding company pursuant to Section 4(c)(8) or Section 4(k) of the United States Bank Holding Company Act of 1956, as amended.

          (ii) The Company shall not conduct any business, and shall not acquire any ownership interest in any entity, such that the Company would be an entity in which Bank is not permitted to hold a "substantial investment" within the meaning of such term pursuant to the Bank Act (Canada) as amended from time to time.

          (iii) Prior to making such acquisition or engaging in any such activity, the Company shall provide Bank with reasonable prior written notice describing the proposed transaction and the other party or parties thereto and shall cooperate with Bank in preparing, filing and obtaining, and Bank shall use its Commercially Reasonable Efforts to prepare, file and obtain, at the Company's expense, any approvals or consents that may be necessary under applicable law.

          (iv) Notwithstanding anything in this Agreement to the contrary, in the event that the Company fails to comply with the provisions of this
     Section 5.2, without limiting any other rights that Bank may have with respect to such failure to comply, Bank will cease to be bound by the restrictions on transfer set forth in Section 2 of this Agreement and shall automatically be permitted to request that the Company effect the registration of its Registrable Securities pursuant to Section 4.2; provided that unless specifically ordered otherwise by the Minister of Finance (Canada), the Superintendent of Financial Institutions appointed under the Bank Act (Canada) or the U.S. Federal Reserve Board, Bank shall use it Commercially Reasonable Efforts to dispose of its Registrable Securities in a manner that, to the extent practicable in the circumstances, does not unduly disrupt the public trading market of the Common Stock.

                                   SECTION 6

                                  MISCELLANEOUS

     6.1. LEGENDS. (a) In addition to any other legend that may be required and be placed thereon, each certificate representing the Shares shall be endorsed with a legend in substantially the following form:

                             TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN GLOBAL PAYMENTS INC. AND CANADIAN IMPERIAL BANK OF COMMERCE, DATED AS OF MARCH ____, 2001, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

          (b) Bank agrees that the Company may also endorse any other legends required by applicable federal or state securities laws and securities laws of applicable foreign jurisdictions. The Company shall not be required (a) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement (including the foregoing legends), or (b) to treat as the Beneficial Owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement (or such legends).

          (c) The Company shall issue new certificates not bearing the legends set forth or contemplated above in exchange for legended certificates (i) as provided in Section 4.3(o) or (ii) upon the request of any Holder who submits such certificates to the Company for exchange together with an opinion of counsel reasonably acceptable to the Company to the effect that such legend or legends are no longer required under the Securities Act or applicable state securities laws and that the securities represented by such certificates are no longer subject to transfer restrictions under this Agreement.

     6.2. ENFORCEABILITY/SEVERABILITY. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective, valid and enforceable to the fullest extent permitted under applicable law. If any provision of this Agreement shall nonetheless be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.3. REMEDIES. Each party hereto will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in its favor. Each party hereto agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

     6.4. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof and supersedes any previous agreement among the parties. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Bank may assign or transfer its rights under this Agreement to a Subsidiary or other Affiliate.

     6.5. GOVERNING LAW; WAIVER OF JURY TRIAL, ARBITRATION. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein. Any dispute or controversy between the Company and any Holder arising under or in connection with this Agreement shall be resolved by arbitration (by three arbitrators) in New York, New York conducted in accordance with the then prevailing rules of the American Arbitration Association, except that, in the selection of the panel of three arbitrators, the Company and such Holder shall each select one arbitrator and such party-selected arbitrators shall select the third arbitrator. The parties hereby agree that no party shall be entitled to punitive damages hereunder. If any party shall fail to select an arbitrator within 30 days after being notified by the other party of the commencement of arbitration proceedings under this Section 6.5, the notifying party may apply to the American Arbitration Association for the appointment of an arbitrator on behalf of the other party. The judgment of the arbitrators in any such proceeding shall be final, binding and conclusive on the parties, and a judgment may be entered by the prevailing party on account thereof. The prevailing party or parties in an arbitration conducted pursuant to this Section 6.5 shall be entitled to recover its legal fees and expenses from the losing party or parties thereof.

     6.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     6.7. HEADINGS. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     6.8. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (a) upon personal delivery, (b) one Business Day after deposit with a nationally recognized overnight delivery service, (c) five days after deposit in the United States mail, by registered or certified mail, postage prepaid, or (d) when telecopied, receipt acknowledged, addressed in each case to the appropriate address and facsimile numbers set forth below (or to such other address as a party may designate by ten days' advance written notice to the other parties):


            If to Bank, to:

            c/o CIBC World Markets Inc.
            161 Bay Street, BCE Place
            7th Floor
            Toronto, Ontario M5J 258
            Attention: Richard E. Venn, Senior Executive Vice President Facsimile No.: (416) 594-8223
            and
            Attention:  David Marshall, Vice Chairman
            Facsimile No.: (416) [___-____]


            with a copy to:

            Canadian Imperial Bank of Commerce
            Legal and Compliance Division
            199 Bay Street
            Commerce Court West
            15th Floor
            Toronto, Ontario M5L 1A2
            Attention: Robert J. Richardson, Associate General Counsel Facsimile No.: (416) 304-2860


            and to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017
            Attention:  Lee Meyerson, Esq.
            Facsimile No.: (212) 455-2502


            If to the Company, to:

            Global Payments Inc.
            #2 National Data Plaza
            Atlanta, Georgia 30329-2010
            Attention: Office of the General Counsel
            Facsimile No: (404) 728-2990

     6.9. AMENDMENT OF AGREEMENT. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 6.9, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6.10. NO INCONSISTENT AGREEMENTS. The Company agrees not to enter into any other agreement that is inconsistent with or conflicts with any provision of this Agreement or which would impair its ability to perform its obligations under this Agreement on a timely basis.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.

                                    GLOBAL PAYMENTS INC.

                                    By: /s/ Suellyn P. Tornay
                                        -------------------------------------
                                        Name: Suellyn P. Tornay
                                        Title: General Counsel


                                    CANADIAN IMPERIAL BANK OF COMMERCE

                                    By:  Christine Croucher
                                        -------------------------------------
                                        Name:  Christine Croucher
                                        Title:



                                    By:  David A. Caldwell
                                        -------------------------------------
                                        Name:  David A. Caldwell
                                        Title: